Exhibit 99.1

Adverum Reports Third Quarter 2021 Results

REDWOOD CITY, Calif., November 4, 2021 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases, today reported financial results for the third quarter ending September 30, 2021 and provided a business update.

“Last month we presented new data at scientific meetings from both our OPTIC and INFINITY studies which reinforce our plans to focus the development of ADVM-022 in wet age-related macular degeneration (wet AMD) at 2 x 10^11 vg/eye and lower doses with improved steroid prophylaxis,” said Laurent Fischer, M.D., president, chief executive officer at Adverum Biotechnologies. “The OPTIC trial data continue to demonstrate that a single-IVT injection of ADVM-022 provides sustained durability, promising safety profile and stable aflibercept expression levels at median follow-up of 1.7 years, resulting in a durable treatment option with over 80% reduction in annualized anti-VEGF injections to wet AMD patients who faced up to 10 anti-VEGF injections annually. These results as well as learnings from our INFINITY trial highlight important differences in the underlying pathology and co-morbidities between wet AMD and diabetic macular edema (DME) that will inform our phase 2 trial design in wet AMD.”
Recent Developments
•Two-year OPTIC study data demonstrating sustained durability and promising safety profile from a single intravitreal injection of ADVM-022 in wet AMD patients previously requiring frequent anti-VEGF injections were presented at the Retina Society and American Society of Retina Specialists (ASRS) annual scientific meetings in October (July 16, 2021 cutoff date, n=30):
•Over 80% reduction in annualized anti-VEGF injection frequency demonstrated at 2 x 10^11 vg/eye
•More than half of patients were free of injection at median follow-up of 1.7 years at 2 x 10^11 vg/eye
•Robust aflibercept expression and sustained efficacy observed providing CST stabilization
•Low ADVM-022-related ocular adverse events occurred at the 2 x 10^11 vg/eye dose
•No clinically relevant low IOP events observed in either dose
•Results support further studies in wet AMD, evaluating of low doses of ADVM-022 (2 x 10^11 vg/eye and lower) and enhanced prophylaxis
•Data and key learnings from the INFINITY trial of ADVM-022 in patients with DME were also presented at ASRS, indicating that dose and disease state appear to have an impact in determining the therapeutic window which balances efficacy and safety. As previously announced, Adverum is no longer developing ADVM-022 in DME and will focus development on wet AMD at low doses.
•Dose-dependent inflammation observed in DME patients with dose-limiting toxicity at 6 x 10^11 vg/eye may be in part related to the study population which included patients with severe vascular and renal disease

•No clinically relevant reduction in intraocular pressure (IOP) was observed in the 2 x 10^11 vg/eye group
•On October 26, 2021, the company took further steps to ensure its current cash would fund operations into 2024 by subleasing the company’s 174,000-square-foot commercial manufacturing facility in Research Triangle Park, NC for the remaining lease term and on substantially the same payment terms and conditions as the original lease. Adverum will leverage its existing contract manufacturing organization (CMO) partners for ongoing supply of ADVM-022.
•On November 1, 2021, the Company entered an amendment to terminate the lease of one of its Redwood City facilities and paid a termination fee of $0.4 million, eliminating approximately $29.6 million of future rent payments without including the related common area maintenance expenses.

Anticipated Milestones for ADVM-022:
•An encore presentation of data sets featured recently at the Retina Society and ASRS meetings have been accepted for presentation at the American Academy of Ophthalmology Annual Meeting, November 12-15, 2021. The presentations will be posted on the Publications page in the Pipeline section of the company’s website.
•Plan to complete data analysis by year end 2021 to develop a protocol and seek investigator and regulatory feedback on a Phase 2 clinical trial in wet AMD to evaluate low doses (2 x 10^11 vg/eye and lower) of ADVM-022 and alternative prophylactic regimens.
•Plan to present additional long-term data from the OPTIC and OPTIC Extension studies in wet AMD.

Financial Results for the Three Months Ended September 30, 2021
•Cash, cash equivalents and short-term investments were $332.7 million as of September 30, 2021, compared to $363.8 million as of June 30, 2021. Adverum expects this quarter-end cash position to fund operations into 2024.
•Research and development expenses were $24.1 million for the three months ended September 30, 2021, compared to $16.7 million for the same period in 2020. Research and development expenses increased primarily due to higher rent expenses, personnel-associated costs and clinical trial related expenses and outside research and development services. Stock-based compensation expense included in research and development expenses was $2.2 million for the three months ended September 30, 2021, compared to $2.1 million for the same period in 2020.
•General and administrative expenses were $14.5 million for the three months ended September 30, 2021, compared to $11.4 million for the same period in 2020. General and administrative expenses increased primarily due to higher rent expenses, taxes, insurances and licenses, and impairment loss of long-lived assets. Stock-based compensation expense included in general and administrative expenses was $3.1 million for the three months ended September 30, 2021, compared to $4.0 million for the same period in 2020.
•Net loss was $38.4 million, or $0.39 per basic and diluted share, for the three months ended September 30, 2021, compared to $27.8 million, or $0.31 per basic and diluted share, for the same period in 2020.
About Adverum Biotechnologies
Adverum Biotechnologies (Nasdaq: ADVM) is a clinical-stage gene therapy company targeting unmet medical needs in serious ocular and rare diseases. Adverum is evaluating its novel gene therapy candidate, ADVM-022, as a one-time, intravitreal injection for the treatment of patients with wet age-related macular degeneration. For more information, please visit www.adverum.com.

Forward-looking Statements
Statements contained in this press release regarding the events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements regarding the expected current cash runway into 2024, and the statements under the caption “Anticipated Milestones for ADVM-022.” Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include risks inherent to, without limitation: Adverum’s novel technology, which makes it difficult to predict the time and cost of product candidate development and obtaining regulatory approval; the results of early clinical trials not always being predictive of future results; and the potential for Adverum’s announcement of a dose-limiting toxicity at the high dose in DME patients in our INFINITY trial, and any future complications or side effects in connection with use of ADVM-022, to delay or prevent regulatory advancement or approval for ADVM-022. Risks and uncertainties facing Adverum are described more fully in Adverum’s Annual Report on Form 10-K for the year ended December 31, 2020, Adverum’s Quarterly Report on Form 10-Q for the quarter ended August 5, 2021, and any subsequent filings with the SEC, especially under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Inquiries
Anand Reddi
Vice President, Investor Relations, Corporate Communications and Patient Advocacy
Adverum Biotechnologies, Inc.
T: 650-649-1358

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